SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (date of earliest event reported) September 28, 2012

INTEVAC, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-26946	94-3125814
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

3560 Bassett Street

Santa Clara, CA 95054

(Address of principal executive offices)

(408) 986-9888

(Registrant’s telephone number, including area code)

N/A

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06.	Material Impairments

The Company will report a charge against earnings of approximately $3.0 million (pretax) in the quarter ended September 29, 2012 related to the insolvency and liquidation of a customer from which the Company held a secured promissory note.

On September 28, 2012, Intevac concluded that it will incur bad debt expense of approximately $3.0 million, related to the non-payment of the promissory note from the customer based on the customer’s announcement that they are discontinuing their operation effective October 9th, 2012. The impairment charge on the promissory note will not result in future cash expenditures by the Company.

The impact of this charge was not included in the financial guidance provided on the Company’s July 31st, 2012 earnings conference call.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEVAC, INC.

Date: October 3, 2012	By:	/s/ JEFFREY ANDRESON
Jeffrey Andreson
Vice President, Finance and Administration, Chief Financial Officer, Treasurer and Secretary